                                                     April 18, 2006

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

         Re:      Residential Asset Securities Corporation
                  Home Equity Mortgage Asset-Backed Pass-Through Certificates,
                  Series 2006-EMX3

Ladies and Gentlemen:

         At your request, we have examined the Registration  Statement on Form S-3 (File No. 333-131209),  filed by
Residential  Asset  Securities  Corporation,  a Delaware  corporation (the "Registrant"),  with the Securities and"
Exchange  Commission on January 20, 2006 and declared effective on March 31, 2006 (the  "Registration  Statement"),
in connection  with the  registration  under the  Securities  Act of 1933,  as amended (the "Act"),  of Home Equity
Mortgage Asset-Backed Pass-Through  Certificates,  Series 2006-EMX3 (the "Certificates").  The Certificates will be issued  pursuant  to a Pooling and  Servicing  Agreement,  dated as of April 1, 2006 the  ("Pooling  and  Servicing
Agreement") as more  particularly  described in the prospectus  dated April 7,  2006 and the prospectus  supplement dated April 18, 2006, relating to the Certificates (together, the "Prospectus").

         We have examined such  instruments,  documents and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such examination,  we have assumed the following:  (a) the authenticity of original  documents and the genuineness of all signatures;  (b) the conformity to the originals of all documents submitted to us as copies;  and (c) the truth,  accuracy and completeness of the information,  representations  and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such  examination  and the other  assumptions  set forth herein,  we are of the opinion that when the Certificates  have been duly executed and delivered in accordance with the Pooling and Servicing  Agreement and sold, the Certificates will be legally issued,  fully paid and non-assessable,  and the holders of the Certificates will be entitled to the  benefits of the Pooling and  Servicing  Agreement,  except as  enforcement  thereof may be limited by applicable bankruptcy, insolvency,  reorganization,  arrangement,  fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors  generally and general principles of equity,  including without  limitation,  concepts  of  materiality,  reasonableness,  good faith and fair  dealing,  and the  possible unavailability  of specific  performance  or  injunctive  relief,  regardless  of whether  such  enforceability  is considered in a proceeding in equity or at law.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing in the  Prospectus.  In giving such  consent,  we do not consider  that we are
"experts,"  within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder,  with respect to any part of the  Registration  Statement,  including  this  opinion,  as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP